                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event
  reported):  February 25, 1998


                            RSL Communications, Ltd.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Bermuda                       333-25749                    N/A
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                            Identification Number)



                                 Clarendon House
                                  Church Street
                             Hamilton HM CX Bermuda
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (441) 295-2832
                           ---------------------------
                         (Registrant's telephone number)

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ITEM 5.  OTHER EVENTS


                  RSL Communications PLC, a wholly-owned subsidiary of the registrant, completed it's offering of $200 million principal amount of Senior Notes due 2008, bearing interest 9.125 percent, and $328 million principal amount at maturity (with proceeds to RSL Communications PLC of $200 million) of Senior Discount Notes due 2008, with a yield of 10.125 percent and no interest payments until 2003. Both issues will be guaranteed by the registrant. The offering is subject to customary closing conditions and is expected to close on February 27, 1998. These Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                  The proceeds of the offering will be used by the registrant for (i) working capital purposes relating to the expansion of the registrant's operations, (ii) strategic merger and acquisition activities, including certain potential acquisitions which the registrant is currently pursuing, (iii) the purchase of additional interests in cable systems and additional transmission and switching equipment and (iv) the funding of the registrant's operating losses.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Press release dated February 25, 1998.


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



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RSL COMMUNICATIONS, LTD.

Date:  February 27, 1998                  By /s/ Mark Hirschhorn

                                            ----------------------------------
                                              Name: Mark Hirschhorn
                                              Title:  Global Controller
                                                      (Authorized Officer and
                                                      Chief Accounting Officer)

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

                                  Exhibit Index

99.1     Press Release dated February 25, 1998.


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